Exhibit 99.1

Investors Financial Services Corp. Receives Vote to Merge with State Street and Merger Receives Approval of the Federal Reserve

CONTACT:	State Street Corporation

Investors and Analysts:
S. Kelley MacDonald, +1 617-664-3477

Media:
Hannah Grove, +1 617-664-3377

Investors Financial Services Corp.

John N. Spinney, Jr.
(617) 937-3500
john.spinney@ibtco.com

BOSTON, MA, June 20, 2007 - Investors Financial Services Corp. (NASDAQ: IFIN) announced today that its stockholders approved the acquisition of the Company by State Street Corporation (NYSE: STT).  In addition, the Company announced that the Board of Governors of the Federal Reserve System also approved the proposed acquisition.  Investors Financial Services Corp. stockholders will receive 0.906 shares of State Street common stock for each share of Investors Financial Services Corp. common stock held at closing, which is expected to occur in early July.  The transaction remains subject to other regulatory approvals and closing conditions.

State Street Corporation (NYSE: STT) is the world’s leading provider of financial services to institutional investors including investment servicing, investment management and investment research and trading. With $12.3 trillion in assets under custody and $1.8 trillion in assets under management at March 31, 2007, State Street operates in 26 countries and more than 100 geographic markets and employs 21,950 worldwide. For more information, visit State Street’s web site at www.statestreet.com or call 877/639-7788 (NEWS STT) toll-free in the United States and Canada, or +1 678/999-4577 outside those countries.

Investors Financial Services Corp. provides services for a variety of financial asset managers including mutual fund complexes, investment advisors, hedge funds, banks and insurance companies.  The Company’s wholly-owned subsidiary, Investors Bank & Trust Company, provides core services including global custody, multicurrency accounting, fund administration and middle office outsourcing, as well as value-added services including foreign exchange, cash management, securities lending and investment advisory services.  Offices are located in the United States, Canada, Cayman Islands, Ireland, the United Kingdom and Luxembourg.  Visit Investors Financial Services Corp. on the web at www.ibtco.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including statements about the proposed merger between State Street Corporation and Investors Financial Services Corp. Those statements are based on current assumptions, forecasts and expectations and involve a number of risks and uncertainties, which could cause actual outcomes and results to differ materially from those results. These risks and uncertainties include the ability to obtain regulatory approvals and to satisfy other conditions necessary to complete the merger.  Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements, are set forth in State Street’s and Investors Financial Services Corp.’s respective  annual reports on Form 10-K for their fiscal years ended December 31, 2006, particularly in Item 1A, “Risk Factors”,and State Street’s and Investors Financial Services Corp.’s respective subsequent SEC filings which should be read before making any investment decision. The forward-looking statements contained in this document speak only as of the date hereof, June 20, 2007, and neither State Street nor Investors Financial Services Corp. will undertake efforts to revise those forward-looking statements to reflect events after this date.